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                                                                     EXHIBIT 4.8

                       NON-QUALIFIED STOCK OPTION PLAN OF
                            ASIC INTERNATIONAL, INC.

         1. PURPOSE OF THE PLAN. This Non-Qualified Stock Option Plan of ASIC International, Inc. (the "Company"), originally effective as of December 14, 1998 (the "Original Effective Date"), and amended and restated effective as of this _____day of __________, 2001, is intended to provide an incentive for employees of the Company and its Subsidiaries to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining its personnel through the grant of Options to purchase shares of the Company's common stock. The terms and provisions of the Plan as amended and restated as of the date set forth above shall supercede all terms and provisions of the Plan prior to such restatement.

         2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

              2.1 "Board" means the Board of Directors of the Company.

              2.2 "Change in Control" means a change in control of the Company as a result of the occurrence of any of the following events:

                  (a) any Person other than an Exempt Person (an "Acquiring
              Person") is or becomes the beneficial owner, directly or indirectly, of Shares of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding Shares, other than either in connection with an issuance of Shares or series of related issuances of Shares approved by the Board (which Board must include at least a majority who were Continuing Directors and which transaction or series of related transactions must have been approved by a majority of the Continuing Directors) or as the result of the reduction in the number of issued and outstanding Shares pursuant to a transaction or series of related transactions approved by the Board;
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                  (b) there shall cease to be a majority of the Board comprised of Continuing Directors; or

                  (c) (i) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the Board approves a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a Subsidiary or other controlled person of the Company).

              2.3 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

              2.4 "Company" means ASIC International, Inc.

              2.5 "Committee" means any committee appointed by the Board which is delegated by the Board with responsibility for the administration of the Plan.

              2.6 "Continuing Director" means a director of the Company who is not an Acquiring Person or an affiliate or associate thereof or any of their representatives and who was either a director of the Company before any Person became an Acquiring Person or whose nomination or election to the Board was recommended or approved by a majority of the then Continuing Directors or by an Exempt Person.

              2.7 "Employee" means any employee of the Company or any of its Subsidiaries, including employees who are officers or directors.


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              2.8 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

              2.9 "Exempt Person" means the Company, any Subsidiary thereof, any employee benefit plan of the Company or any affiliate or Subsidiary thereof, any entity holding Shares for or pursuant to the terms of any such plan, and any shareholder as of the close of business on the date the Plan is adopted by the Board or any affiliate of any such shareholder.

              2.10 "Fair Market Value" means with respect to the Shares, the fair market value determined in good faith by the Board, or the Committee if one has been appointed, its discretion, which determination may, but need not, be based on (a) the advice of an independent financial advisor (which may be the Company's regular outside auditors) or (b) the last known price per Share paid by a purchaser in an arm's length transaction; provided, however, that if there shall be a public market for the Shares, Fair Market Value shall mean (i) the closing price of the Shares on the principal stock exchange on which Shares are then traded or admitted to trading, on the last business day prior to the date on which the value is to be determined, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, or (iii) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such day on the over-the-counter market, provided that in no event may the Fair Market Value be less than the par value of a Share. For purposes of (i) above, the National Association of Securities Dealers National Market System shall be deemed a principal stock exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be


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         determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

              2.11 "Non-Qualified Stock Option" means an Option that is not intended to qualify as an incentive stock option within the meaning of
         Section 422 of the Code.

              2.12 "Option" means the right to purchase the number of Shares specified by the Board, or the Committee if one has been appointed, at a price and for a term fixed by the Board, or the Committee if one has been appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan or the Board or the Committee, as the case may be, may impose.

              2.13 "Option Agreement" means an agreement executed in connection with the grant of an Option.

              2.14 "Person" means any individual, partnership, corporation, trust, limited liability company or other entity.

              2.15 "Plan" means the Company's Non-Qualified Stock Option Plan as amended from time to time.

              2.16 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

              2.17 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

              2.18 "Shares" means shares of the Company's common stock, no par value, or, if by reason of the adjustment, assumption or replacement provisions contained herein,


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         any rights under an Option under the Plan pertain to any other security, such other security.

              2.19 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              2.20 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

              2.21 "Term" means the period during which a particular Option may be exercised.

         3. STOCK SUBJECT TO THE PLAN. The aggregate number of Shares reserved for use, upon the issuance, vesting or exercise of Options to be granted from time to time under the Plan shall be 640,000, which Shares shall be authorized but unissued Shares. Should one or more outstanding Options under the Plan expire, lapse, terminate or be surrendered for any reason prior to exercise in full, then the Shares subject to the portion of each Option not so exercised shall be available for subsequent issuance under the Plan.

         4. ADMINISTRATION OF THE PLAN. The Board shall be vested with the responsibility for the administration of the Plan; provided, however, that the Board may appoint a Committee which shall delegated with the responsibility for the administration of the Plan; provided, further, however, that at such time, if ever, that the Company becomes subject to the Exchange Act, the Board shall appoint a Committee, which shall consist of not less than two (2) outside directors as defined in Treasury Regulation 1.162-27 who shall also qualify as disinterested directors within the meaning of Rule 16b-3, which shall be vested with the responsibility for the administration of the Plan; provided, further, however, that the failure to appoint a Committee satisfying the


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foregoing requirement shall not affect the validity of any Options granted under the Plan. Subject to the provisions of the Plan, the Board, or the Committee if one has been appointed, shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options granted, and the terms of any such Option; to amend or cancel Options (subject to Section 17 of the Plan); to accelerate the vesting of Options; to require the cancellation or surrender of any previously granted options under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. All decisions or interpretations made by the Board, or the Committee if one has been appointed, with regard to any question arising under the Plan or any Option granted pursuant to the Plan shall be binding and conclusive on the Company and the recipients of Options. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee, if one has been appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. Two members shall constitute a quorum at meetings of the Committee. Any action of the Committee may be effected by a resolution in writing signed by all of the members for the time being, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall keep minutes of its meetings and duly passed resolutions in writing. Subject to applicable laws, no member of the Committee shall be liable, in the absence of conduct involving dishonesty or a willful breach of duty, for any act or omission with respect to his service on the Committee.

         5. EMPLOYEES TO WHOM AWARDS MAY BE GRANTED. Options may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the


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Board, or the Committee if one has been appointed, in its discretion, shall determine. In determining the Employees to whom Options shall be granted and the number of Shares subject to such Options, the Board, or the Committee if one has been appointed, shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Board or the Committee, as the case may be, shall deem relevant in connection with accomplishing the purposes of the Plan.

         6. OPTIONS.

              6.1 Type of Option. Options granted under the Plan shall be Non-Qualified Stock Options and shall not be treated by the Company or the Employee to whom the Option is granted as an incentive stock option (within the meaning of Section 422 of the Code) for federal income tax purposes.

              6.2 Exercise Price. Unless otherwise determined by the Board, or the Committee if one has been appointed, in its sole discretion, the exercise price per Share over which Options are granted under the Plan shall be the Fair Market Value of the Shares on the date the Option is granted.

              6.3 Terms of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Option Agreement issued hereunder shall specify the term of the Option, which term shall be determined by the Board, or the Committee if one has been appointed, in accordance with its discretionary authority hereunder.

         7. DATE OF GRANT. The date of grant of an Option granted hereunder shall be the date on which the Board, or the Committee if one has been appointed, acts in granting the Option.

         8. EXERCISE OF RIGHTS UNDER OPTIONS.

              8.1 Notice of Exercise. An Employee entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Board, or


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         the Committee if one has been appointed, may prescribe. The notice shall be accompanied by payment in full of the exercise price of any Shares to be purchased, which payment shall be made in cash or check. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the President of the Company, or such other person as the Board or the Committee, as the case may be, shall designate.

              8.2 Cashless Exercise Procedures. At such time, if ever, that Shares are traded on the over-the-counter market or on any other established securities market, the Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the exercise price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

         9. OTHER OPTION TERMS AND CONDITIONS. Each Option Agreement setting forth an Option shall contain such other terms and conditions (e.g. vesting conditions) not inconsistent herewith as shall be approved by the Board, or the Committee if one has been appointed.

         10. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a shareholder with respect to the Shares subject to an Option, until (i) the Shares are issued to the Option holder upon the valid exercise of the Option covering such Shares accompanied by full payment of the exercise price; and (ii) his name is registered on the statutory registers of the Company.

         11. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option subject to exercise may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of


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death, the holder's Successor, or in the event of disability, the holder's personal representative or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable exercise prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Board, or the Committee if one has been appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Board or the Committee, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Board or the Committee, as the case may be, in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option.

         13. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan or any Option Agreement, in the case of a Change in Control of the Company:

              (a) If the Change in Control of the Company is described in
         Section 2.2(a) or 2.2(b) of the Plan, the Board, or the Committee if one has been appointed, may, in its discretion, taking into account the purposes of this Plan, determine, on a case by case basis, that each Option granted under the Plan shall, subject to the following provisions, terminate thirty (30) days after the date that the Option holder receives written notice of the Company's intent to terminate his Option in connection with such Change in Control but, in the event of any such termination, an Option holder shall have the right, conditioned upon the consummation of such Change in Control and subject to any other limitation (other than any vesting limitation) on the exercise of such Option in effect on the date of exercise, to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been theretofore exercised.

              (b) If the Change in Control of the Company is described in
         Section 2.2(c)(i) of the Plan, then (i) the Board, or the Committee if one has been appointed, shall use its reasonable efforts to cause the acquiring or successor entity (or parent thereof) to either assume all outstanding Options granted under the Plan or to replace all outstanding Options granted under the Plan with comparable options which preserve the spread, exercise period and vesting periods of such Options; (ii) all holders of outstanding Options that are assumed or replaced with comparable options shall be deemed to have consented to such assumption or replacement and shall execute any documents reasonably requested by the Company or the acquiring Person to effectuate such assumption or replacement; (iii) all outstanding Options granted under the Plan that are not so assumed or replaced with comparable options shall become exercisable in full immediately prior to, and conditioned upon, the closing of the transaction (a "Corporate Transaction") the approval of which resulted in a Change in Control described in Section 2.2(c)(i) of the Plan, and written notice of such acceleration shall be given to the holders of all non-assumed or non-replaced Options at least ten (10) days prior to the date of the closing of the Corporate Transaction; and (iv) all outstanding Options granted under the Plan shall automatically terminate upon the closing of the Corporate Transaction, except to the extent assumed by the acquiring or successor entity (or parent thereof).

         14. FORMS OF OPTIONS. Nothing contained in the Plan nor any resolution approved or to be approved by the Board or by the shareholders of the Company shall constitute the granting of any Option. An Option shall be granted hereunder only by action taken by the Board, or Committee if one has been appointed, in granting an Option. Whenever the Board or


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the Committee, as the case may be, shall designate an Employee for the receipt of an Option, the President of the Company, or such other person as the Board or the Committee, as the case may be, shall designate, shall forthwith send notice thereof to the Employee, in such form as the Board or the Committee, as the case may be, shall approve, stating the number of Shares subject to the Option, its Term, and Option Agreement in such form as may from time to time hereafter be approved by the Board or the Committee, as the case may be, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Options is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Option is granted, of said Option Agreement in accordance with the provisions set forth in this Plan, shall be a condition precedent to the exercise of any Option.

         15. TAXES. The Company shall have the right to require a person entitled to be issued Shares pursuant to the receipt, vesting or exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect, subject to applicable laws, to deduct such taxes from any other amounts then payable in cash or from any other amounts payable any time thereafter to the Employee.

         16. TERMINATION OF THE PLAN. The Plan shall terminate five (5) years from the Original Effective Date, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its Term. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

         17. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Rule 16b-3 or Code Section 162(m) (in either case, only if the Company is subject to the Exchange Act at the time of such amendment)


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would be required. Notwithstanding the discretionary authority granted to the
Board, or the Committee if one has been appointed, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without such holder's consent, under any Option theretofore granted under the Plan.

         18. DELIVERY OF SHARES ON EXERCISE OR GRANT OF OPTIONS. Subject to applicable laws, delivery of share certificates for Shares issued pursuant to the valid exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board, or the Committee if one has been appointed, may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to an Option.

         19. FEES AND COSTS. The Company shall pay all original issue taxes on the grant or exercise of any Option under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         20. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

         21. TENNESSEE LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

         22. EFFECTIVENESS OF THE PLAN. The Plan, as amended and restated herein, shall become effective when approved by the Board.

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------



        This Non-Qualified Stock Option Agreement ("Option Agreement") is made as of the ____ day of __________, 2001 ("Grant Date"), between ASIC International, Inc. a Tennessee corporation (hereinafter called the "Company"), and _______________, an employee of the Company (hereinafter called the "Employee").

        WHEREAS, the Company adopted the ASIC International, Inc. Nonstatutory Stock Option Plan dated December 14, 1998, as amended and restated on _____________, 2001 (the "Plan") ; and

        NOW, THEREFORE, in consideration of (i) the sum of one dollar ($1.00) paid by the Option holder to the Company (the receipt, adequacy and sufficiency of which the Company hereby acknowledges), and (ii) the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

        1. GRANT OF OPTION. The Company hereby grants to the Employee the option (hereinafter called the "Option") to purchase all or any part of an aggregate of ____________________ (____) ordinary shares of $0.01 each in the capital of the Company ("Shares") (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan.

        2. TYPE OF OPTION. The Option granted under this Option Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Employee as an incentive stock option (within the meaning of Section 422 of the Code) for federal income tax purposes.

        3. EXERCISE PRICE. The exercise price per Share covered by the Option is
_______________.

        4. TERM AND VESTING OF THE OPTION.

                (a) The Term of the Option shall be for a period of ten (10) years from the Grant Date, subject to earlier termination as hereinafter provided.

                (b) Prior to its expiration or termination, and except as hereinafter provided, the Option will vest at a rate of twenty-five percent (25%) per year over a four year period beginning as of the Grant Date. Notwithstanding the preceding sentence, upon a Sale of the Company (as defined in Section 5(a) below) the Option will become one hundred percent (100%) vested.

        5. EXERCISE OF OPTION.

                (a) The Option shall not be exercisable until either a Sale of the Company occurs or until the Company ceases to be an "S corporation" under applicable provisions of the Code, and thereafter shall be exercisable only to the extent such Option is vested and shall not have previously been exercised. For purposes of this Section 5(b), "Sale of the Company" means the sale or exchange pursuant to a sale, exchange, merger or other transaction, or a series of related sales, exchanges, mergers or other transactions, of one hundred percent (100%) of the Company's Shares or assets.

                (b) In order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Company written notice of the number of full Shares with respect to which the Option is to be exercised. Such notice shall be delivered to the attention of the President of the Company, or such other person as the Board, or the Committee if one has been appointed, shall designate. Unless (i) the Company, in its discretion, establishes "cashless exercise" procedures pursuant to Section 8.2 of the Plan, and (ii) the Board, or the Committee if one has been appointed, in its discretion, permits the person or persons entitled to exercise the Option to utilize such "cashless exercise" procedures, the notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash or check. No fractional Shares shall be issued.

                (c) No Shares shall be issued until the valid exercise of the Option by the holder thereof accompanied by full payment therefor, and the Employee shall have none of the rights of a shareholder in respect of such Shares until (i) completion of the aforesaid, and (ii) the registration of such Option holder's name on the statutory registers of the Company.

        6. NONTRANSFERABILITY. The Option shall not be transferable, other than
(a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or ERISA or the rules thereunder, and the Option may be exercised, during the lifetime of the holder of the Option, only by him, or in the event of disability, his personal representative.

        7. TERMINATION OF EMPLOYMENT. In the event of the complete termination of the Employee's employment with the Company for any reason other than death or disability, then (i) the Option may be exercised by the Employee (to the extent that he shall have been entitled to do so at the termination of his employment), at any time within three (3) months after the date of such termination, but in no event shall any Option be exercisable more than ten (10) years from the Grant Date, (ii) the nonvested portion of the Option shall terminate on the date of the termination of the Employee's employment; and (iii) the vested portion of the Option shall automatically terminate upon the earlier of the expiration of the three (3) month period described above or ten (10) years from the Grant Date to the extent not theretofore exercised. So long as the Employee shall continue to be an employee of the Company or one or more of its Subsidiaries, the Option shall not be affected by any change of duties or position. Anything contained herein to the contrary notwithstanding, in the event of Employee's termination of employment by the Company prior to a Change in Control, or the Employee's voluntary termination of employment other than by reason of disability, the Option shall automatically terminate as of the date of the Employee's termination of employment with the Company.

        8. DISABILITY OR DEATH OF EMPLOYEE. If the Employee dies or becomes "disabled," as defined in Section 22(e)(3) of the Code, while he is employed by the Company, or if the Employee dies within ninety (90) days after any involuntary termination of his employment other than for cause, then (i) the Option may be exercised, by the Employee's Successor in the event of the Employee's death or the Employee or his personal representative in the event of the

Employee's disability, to the extent that the Employee shall have been entitled to do so at the time of his death or termination of employment by reason of disability at any time prior to the later of the six (6) month anniversary of the date of the Employee's death or disability, as the case may be, or the fifth
(5th) anniversary of the Grant Date; (ii) the nonvested portion of the Option shall automatically terminate upon the Employee's death or disability; and (iii) the vested portion of the Option shall automatically terminate upon the expiration of the period specified in (i) above.

        9. TAXES. The Company shall have the right to require a person entitled to be issued Shares pursuant to the exercise of this Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may, subject to applicable laws, elect to deduct such taxes from any other amounts then payable in cash or from any other amounts payable any time thereafter to the Employee.

        10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to all of the outstanding Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted, the exercise price and all of the other applicable provisions thereof shall, subject to the provisions of the Plan, be correspondingly equitably adjusted by the Board, or the Committee if one has been appointed (which adjustment may, but need not, include payment to the holder of the Option, in cash, in an amount equal to the difference between the exercise price and the then current Fair Market Value of the Shares subject to the Option as equitably determined by the Board or the Committee, as the case may be), as it shall decide in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be subject to the Option.

        11. CHANGE IN CONTROL. If, pursuant to a Change in Control described in
Section 2.2(c)(i) of the Plan, the Company causes the acquiring Person (or parent thereof) to assume or replace this Option as set forth in Section 13(b) of the Plan, the Employee hereby consents to such assumption or replacement and agrees to execute any document reasonably requested by the Company or the acquiring Person (or parent thereof) to effectuate such assumption or replacement.

        12. DELIVERY OF SHARES ON EXERCISE OF OPTIONS. Subject to applicable laws, delivery of share certificates for Shares issued pursuant to the valid exercise of the Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Board, or the Committee if one has been appointed, may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Option or the delivery of any Shares pursuant to the Option.

        13. INCORPORATION OF PROVISIONS OF THE PLAN. All of the provisions of the Plan pursuant to which this Option is granted are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Option Agreement and the terms contained in the Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

        14. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Option Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Option Agreement.

        15. WAIVER AND MODIFICATION. The provisions of this Option Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

        16. INTERPRETATION. All decisions or interpretations made by the Board, or the Committee if one has been appointed, with regard to any question arising under the Plan or this Option Agreement, shall be binding and conclusive on the Company and the Employee.

        17. MULTIPLE COUNTERPARTS. This Option Agreement may be signed in multiple counterparts, all of which when taken together shall constitute an original agreement. The execution by one party of any counterpart shall be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

        18. GOVERNING LAW. This Option Agreement shall be governed by the laws of the State of Tennessee.

        IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its duly authorized officer, and the Employee has hereunto set his hand, all as of the day and year first above written.

                                  ASIC INTERNATIONAL, INC.


                                  By:
                                     -----------------------------------

                                  Title:
                                        --------------------------------

                                  EMPLOYEE

                                  --------------------------------------
                                                         , Employee
                                  ----------------------